EXHIBIT 99.1

Silence Therapeutics Highlights Recent Business Achievements and Reports Fourth Quarter and Full Year 2025 Financial Results

Topline results for Phase 2 SANRECO trial of divesiran, a first-in-class siRNA for polycythemia vera (PV), on-track for third quarter of 2026

5 March 2026

LONDON, Silence Therapeutics plc, Nasdaq: SLN, a global clinical-stage company developing novel siRNA (short interfering RNA) therapies, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided an update on recent business achievements.

“The past year was focused on clinical execution, demonstrated by the expedited enrollment in the Phase 2 SANRECO trial of divesiran in PV which is on-track for topline results in third quarter of 2026,” said Iain Ross, Chairman and Interim Principal Executive Officer at Silence. “Divesiran is a first-in-class siRNA product candidate in PV with broad potential in blood disorders and this program is our highest priority. We believe we are well positioned today with excellent optionality and multiple near-term value drivers ahead.”

Business Highlights

Divesiran: First-in-class siRNA for PV

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Accelerated timing for topline results in the Phase 2 SANRECO trial of divesiran, a first-in-class siRNA for PV; now anticipated in 3Q’26 (formerly 2H’26) due to faster than expected enrollment.

Zerlasiran: Phase 3 ready program for cardiovascular disease due to high Lp(a)

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Completed core Phase 3 readiness activities; program is well positioned for a potential third-party partner to initiate Phase 3 development.

SLN312: Phase 1 siRNA with a competitive profile for dyslipidemia

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AstraZeneca shared results from an interim analysis of a Phase 1 randomized, single-blind, placebo-controlled trial of SLN312, an siRNA silencing ANGPTL3 discovered using Silence’s mRNAi GOLD™ platform and developed by AstraZeneca, in 98 patients with dyslipidemia. Data highlights include:
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SLN312 demonstrated durable dose-dependent reductions in ANGPTL3, triglycerides and atherogenic lipoproteins after single and multiple doses.
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Strong durability profile observed supporting potential for infrequent dosing.
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SLN312 was well tolerated with no safety concerns identified.
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Phase 1 data presentations are planned for medical and research congresses in 2026.
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On March 4, 2026, AstraZeneca notified Silence that they will not pursue further development of SLN312 beyond Phase 1. Silence will re-gain exclusive rights globally to this clinical asset following Phase 1 and is evaluating plans for further development. AstraZeneca and Silence maintain a broader collaboration leveraging Silence's mRNAi GOLD™ platform for cardiovascular, cardiometabolic, renal and respiratory diseases.

Discovery Pipeline

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Generated promising preclinical data for two new mRNAi GOLD™ platform programs.
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SLN365, a potential first-in-class siRNA silencing GPR146, a novel mechanism-of-action for cholesterol management independent of LDL-C receptor function.

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SLN098, an siRNA silencing INHBE, a novel target for obesity supported by human genetics and strong pre-clinical data.
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Advanced extra-hepatic cell targeting leveraging the Company’s proprietary siRNA platform, generating promising preliminary results in several cell types.

Anticipated 2026 Milestones

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Topline results for Phase 2 SANRECO trial of divesiran in PV in third quarter of 2026.
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Additional preclinical data for SLN365 (GPR146) in second quarter of 2026.
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Additional preclinical data for SLN098 (INHBE) in second quarter of 2026.
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Phase 1 data presentations for SLN312 at medical and research congresses in 2026.

Corporate Updates

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On December 15, 2025, Iain Ross, Chairman of the Board of Directors, was announced as Interim Principal Executive Officer following the departure of the Company’s former CEO; a search is underway for a new CEO.
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In December 2025, James Ede Golightly, a former Silence Non-Executive Director, was reappointed to the Board. Additionally, Rhonda Hellums, CFO of Silence, was appointed to the Board as an Executive Director.

Full Year 2025 Financial Results

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Cash Position: Cash, cash equivalents, and short-term investments were $85.1 million as of December 31, 2025. This includes cash and cash equivalents of $11.3 million and short-term investments of $73.8 million.
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Collaboration Revenue: Collaboration revenue was $0.6 million for the year ended December 31, 2025, compared to $43.3 million for the year ended December 31, 2024. The decrease for 2025 was primarily due to revenue associated with the Hansoh collaboration that concluded in 2024 and a $17.4 million decrease in revenue related to the AstraZeneca collaboration.
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R&D Expenses: Research and development (R&D) expenses were $67.8 million for the year ended December 31, 2025, compared to $67.9 million for the year ended December 31, 2024.
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G&A Expenses: General and administrative (G&A) expenses were $22.3 million for the year ended December 31, 2025, compared to $26.9 million for the year ended December 31, 2024. The decrease for 2025 was primarily a result of a decrease in SEC reporting requirements and other cost-savings initiatives.
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Net Loss: Net loss was $88.6 million, or $0.63 basic and diluted net loss per share for the year ended December 31, 2025, compared to a net loss of $45.3 million, or $0.33 basic and diluted net loss per share for the year ended December 31, 2024.
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Total outstanding shares were 141,701,848 ordinary shares (including shares in the form of American Depositary Shares) as of December 31, 2025.

About Silence Therapeutics

Silence Therapeutics is a global clinical-stage biotechnology company committed to transforming people’s lives by silencing diseases through precision engineered medicines created with proprietary siRNA (short interfering RNA) technology. Silence leverages its mRNAi GOLD™ platform to create innovative siRNA therapies designed to precisely target and silence genes that cause disease. The Company is advancing a growing pipeline of siRNA product candidates targeting areas of high unmet need across rare and common diseases where treatments are limited or inadequate. For more information, please visit https://www.silence-therapeutics.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the Company’s business strategy and plans, including the Company’s clinical development activities and timelines; the potential therapeutic benefits of the Company’s product candidates; the anticipated timing of initial topline and future results from the SANRECO Phase 2 trial; the Company’s ability to deliver near- or long-term value; the Company’s ability to advance additional candidates from its mRNAi GOLD™ platform; the Company’s ability to advance extra-hepatic cell targeting or identify extra-hepatic product candidates; and the Company’s ability to identify and engage potential third-party partners for one or more of its product candidates, including the Company’s preclinical and Phase 3 ready assets. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the company’s history of net operating losses; the company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the company’s product candidates; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates either on its own or with potential partners; any undesirable side effects or other properties of the company’s product candidates; the company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Inquiries:

Silence Therapeutics plc Gem Hopkins, VP, IR and Corporate Communications ir@silence-therapeutics.com	Tel: +1 (646) 637-3208

SILENCE THERAPEUTICS plc

Consolidated Statements of income (loss)

(in thousands, except for loss per share and share data)

		Year ended December 31,
	Note	2025	2024

Revenue	3	$559	$43,258
Cost of sales		(215)	(11,810)
Gross profit		344	31,448
Research and development costs		(67,753)	(67,883)
General and administrative expenses		(22,344)	(26,884)
Restructuring charges	6	(1,324)	-
Operating loss		(91,077)	(63,319)
Foreign currency (loss)/gain, net		(8,467)	646
Other income, net	7	3,480	4,472
Benefit from R&D credit		7,463	13,737
Loss before income tax expense		(88,601)	(44,464)
Income tax expense	18	(11)	(845)
Net Loss		$(88,612)	$(45,309)
Loss per share (basic and diluted)	8	$(0.63)	$(0.33)
Weighted average shares outstanding (basic and diluted)		141,694,702	138,752,224

The accompanying notes form an integral part of these consolidated financial statements.

SILENCE THERAPEUTICS plc

Consolidated balance sheets

(in thousands, except share data)

		Year ended December 31,
	Note	2025	2024

Current assets
Cash and cash equivalents	12	$11,277	$121,330
Short-term investments	12	73,837	26,004
R&D benefit receivable		22,007	24,396
Other current assets	13	11,537	14,664
Trade receivables	14	-	972
Total current assets		118,658	187,366
Property, plant and equipment, net	9	1,581	1,818
Operating lease right-of-use assets	16	167	157
Goodwill	10	10,621	9,392
Intangible assets	11	288	312
Other long-term assets	13	127	3,590
Total assets		$131,442	$202,635

Current liabilities
Contract liabilities	17	$(168)	$(306)
Trade and other payables	15	(13,356)	(16,399)
Operating lease liabilities, current	16	(89)	(117)
Total current liabilities		(13,613)	(16,822)
Contract liabilities	17	(55,454)	(51,790)
Operating lease liabilities, long-term	16	(71)	-
Total liabilities		$(69,138)	$(68,612)
Commitments and contingencies (Note 21)

Shareholders’ equity
Ordinary shares - par value £0.05 per share; 141,701,848 shares issued at December 31, 2025 (2024: 141,674,074)	19	(10,290)	(10,288)
Additional paid-in capital		(617,562)	(609,560)
Accumulated deficit		562,572	474,044
Accumulated other comprehensive loss		2,976	11,781
Total shareholders' equity		(62,304)	(134,023)

Total liabilities and shareholders' equity		$(131,442)	$(202,635)

The accompanying notes form an integral part of these consolidated financial statements.